Exhibit 99.2

GRAIL UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2020 AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

GRAIL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(unaudited)

	As of September 30, 2020	As of December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$166,815	$143,189
Short-term marketable securities	465,681	401,155
Prepaid expenses and other current assets	5,819	12,585
Prepaid expenses and other current assets—related parties	753	584

Total current assets	639,068	557,513
Property and equipment, net	24,285	23,078
Property and equipment, net—related parties	358	1,347
Operating lease right-of-use assets	52,698	35,036
Long-term marketable securities	2,064	13,933
Restricted cash	4,577	1,228
Other non-current assets	4,421	3,384

Total assets	$727,471	$635,519

Liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$6,512	$5,880
Accounts payable—related parties	1,461	207
Accrued liabilities	44,630	31,584
Liability for early exercise of unvested stock options, current portion	383	1,855
Operating lease liabilities, current portion	5,191	4,604
Other current liabilities	—	800
Other current liabilities—related party	2,520	—

Total current liabilities	60,697	44,930
Operating lease liabilities, net of current portion	53,816	36,638
Liability for early exercise of unvested stock options, net of current portion	354	349
Other non-current liabilities	2,669	3,075

Total liabilities	117,536	84,992

Commitments and contingencies (Note 7)
Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock, $0.001 par value, 85,000,000 shares authorized as of September 30, 2020 and December 31, 2019; 85,000,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019; aggregate liquidation preference of $85,000 as of September 30, 2020 and December 31, 2019	$68,263	$68,263

	As of September 30, 2020	As of December 31, 2019
Series B redeemable convertible preferred stock, $0.001 par value, 309,256,591 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 309,256,591 shares issued and outstanding as of September 30, 2020 and December 31, 2019; aggregate liquidation preference of $1,239,655 as of September 30, 2020 and December 31, 2019	1,235,404	1,235,404
Series C redeemable convertible preferred stock, $0.001 par value, 63,144,600 shares authorized as of September 30, 2020 and December 31, 2019; 63,144,600 shares issued and outstanding as of September 30, 2020 and December 31, 2019; aggregate liquidation preference of $300,000 as of September 30, 2020 and December 31, 2019	299,557	299,557
Series D redeemable convertible preferred stock, $0.001 par value, 76,743,836 and 48,942,833 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 76,743,836 and 31,323,413 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $392,008 and $160,000 as of September 30, 2020 and December 31, 2019, respectively	391,697	159,836

Total redeemable convertible preferred stock	1,994,921	1,763,060

Stockholders’ (deficit) equity:
Common stock, $0.001 par value; 898,203,200 (Class A—868,203,200 and Class B—30,000,000) shares and 863,943,220 (Class A—833,943,220 and Class B—30,000,000) shares authorized as of September 30, 2020 and December 31, 2019, respectively; 145,736,091 (Class A—120,746,694 and Class B—24,989,397) shares and 134,663,097 (Class A—109,673,700 and Class B—24,989,397) shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	156	138
Additional paid-in capital	133,274	90,495
Accumulated other comprehensive income	4,011	2,465
Accumulated deficit	(1,522,427)	(1,305,631)

Total stockholders’ deficit	(1,384,986)	(1,212,533)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$727,471	$635,519

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAIL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$44,904	$35,793	$127,913	$119,023
Research and development—related parties	3,133	3,211	7,323	7,704
Marketing	3,707	1,416	8,397	5,496
General and administrative	29,509	24,160	76,813	55,772

Total operating expenses	81,253	64,580	220,446	187,995

Loss from operations	81,253	64,580	220,446	187,995
Interest income, net	$(950)	$(2,910)	$(5,078)	$(9,905)
Other expense (income), net	$69	$(992)	$1,404	$(278)

Loss before provision for income taxes	$80,372	$60,678	$216,772	$177,812
Provision for income taxes	8	2	24	68

Net loss	$80,380	$60,680	$216,796	$177,880

Net loss attributable to Class A and Class B common stockholders
Basic and diluted	$80,380	$60,680	$216,796	$177,880

Net loss per share attributable to Class A and Class B common stockholders
Basic and diluted	$(0.58)	$(0.49)	$(1.61)	$(1.46)

Weighted-average shares of Class A and Class B common stock used in computing net loss per share attributable to Class A and Class B common stockholders
Basic and diluted	137,922,007	124,760,823	134,477,041	122,100,069

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAIL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$80,380	$60,680	$216,796	$177,880
Other comprehensive income:
Net unrealized loss (gain) on marketable securities	410	(34)	(125)	(751)
Foreign currency translation adjustment	(2)	1,052	(1,421)	356

Comprehensive loss	$80,788	$61,698	$215,250	$177,485

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAIL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share data)

(unaudited)

	Three Months Ended September 30, 2020
	Redeemable Convertible Preferred Stock								Common Stock				Additional Paid-In Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholders’ Deficit
	Preferred Series A		Preferred Series B		Preferred Series C		Preferred Series D		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at June 30, 2020	85,000,000	$68,263	309,256,591	$1,235,404	63,144,600	$299,557	76,743,836	$391,697	110,862,469	$112	24,989,397	$34	$116,960	$4,419	$(1,442,047)	$(1,320,522)
Issuance of shares upon exercise of options	—	—	—	—	—	—	—	—	10,071,100	9	—	—	5,925	—	—	5,934
Repurchases of early exercised stock options	—	—	—	—	—	—	—	—	(186,875)	—	—	—	—	—	—	—
Vesting of early exercised stock options	—	—	—	—	—	—	—	—	—	1	—	—	43	—	—	44
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	10,346	—	—	10,346
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(408)	—	(408)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(80,380)	(80,380)

Balance at September 30, 2020	85,000,000	$68,263	309,256,591	$1,235,404	63,144,600	$299,557	76,743,836	$391,697	120,746,694	$122	24,989,397	$34	$133,274	$4,011	$(1,522,427)	$(1,384,986)

	Three Months Ended September 30, 2019
	Redeemable Convertible Preferred Stock						Common Stock				Additional Paid-In Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholders’ Deficit
	Preferred Series A		Preferred Series B		Preferred Series C		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at June 30, 2019	85,000,000	$68,263	309,256,591	$1,235,404	63,144,600	$299,557	108,571,585	$107	24,989,397	$28	$67,655	$1,541	$(1,177,976)	$(1,108,645)
Issuance of shares upon exercise of options	—	—	—	—	—	—	390,950	1	—	—	295	—	—	296
Repurchases of early exercised stock options	—	—	—	—	—	—	(109,147)	—	—	—	—	—	—	—
Vesting of early exercised stock options	—	—	—	—	—	—	—	—	—	—	308	—	—	308
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	10,104	—	—	10,104
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(1,018)	—	(1,018)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(60,680)	(60,680)

Balance at September 30, 2019	85,000,000	$68,263	309,256,591	$1,235,404	63,144,600	$299,557	108,853,388	$108	24,989,397	$28	$78,362	$523	$(1,238,656)	$(1,159,635)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAIL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands, except share data)

(unaudited)

	Nine Months Ended September 30, 2020
	Redeemable Convertible Preferred Stock								Common Stock				Additional Paid-In Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholders’ Deficit
	Preferred Series A		Preferred Series B		Preferred Series C		Preferred Series D		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2020	85,000,000	$68,263	309,256,591	$1,235,404	63,144,600	$299,557	31,323,413	$159,836	109,673,700	$110	24,989,397	$28	$90,495	$2,465	$(1,305,631)	$(1,212,533)
Issuance of shares upon exercise of options	—	—	—	—	—	—	—	—	11,316,580	11	—	—	7,234	—	—	7,245
Repurchases of early exercised stock options	—	—	—	—	—	—	—	—	(243,586)	—	—	—	—	—	—	—
Vesting of early exercised stock options	—	—	—	—	—	—	—	—	—	1	—	6	1,252	—	—	1,259
Issuance of Series D redeemable convertible preferred stock, net of issuance costs of $147	—	—	—	—	—	—	45,420,423	231,861	—	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	34,293	—	—	34,293
Other comprehensive gain	—	—	—	—	—	—	—	—	—	—	—	—	—	1,546	—	1,546
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(216,796)	(216,796)

Balance at September 30, 2020	85,000,000	$68,263	309,256,591	$1,235,404	63,144,600	$299,557	76,743,836	$391,697	120,746,694	$122	24,989,397	$34	$133,274	$4,011	$(1,522,427)	$(1,384,986)

	Nine Months Ended September 30, 2019
	Redeemable Convertible Preferred Stock						Common Stock				Additional Paid-In Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholders’ Deficit
	Preferred Series A		Preferred Series B		Preferred Series C		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2019	85,000,000	$68,263	309,256,591	$1,235,404	63,144,600	$299,557	105,372,563	$102	24,989,397	$27	$57,667	$128	$(1,060,776)	$(1,002,852)
Issuance of shares upon exercise of options	—	—	—	—	—	—	3,995,069	4	—	—	1,764	—	—	1,768
Repurchases of early exercised stock options	—	—	—	—	—	—	(514,244)	—	—	—	—	—	—	—
Vesting of early exercised stock options	—	—	—	—	—	—	—	2	—	1	1,148	—	—	1,151
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	17,783	—	—	17,783
Other comprehensive gain	—	—	—	—	—	—	—	—	—	—	—	395	—	395
Net Loss	—	—	—	—	—	—	—	—	—	—	—	—	(177,880)	(177,880)

Balance at September 30, 2019	85,000,000	$68,263	309,256,591	$1,235,404	63,144,600	$299,557	108,853,388	$108	24,989,397	$28	$78,362	$523	$(1,238,656)	$(1,159,635)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAIL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(216,796)	$(177,880)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	5,991	7,981
Stock-based compensation expense	34,293	17,783
Loss on disposal of property and equipment	—	342
Loss (gain) on foreign currency	1,390	(354)
Impairment of property and equipment and other long-term assets	120	2,219
Amortization of discount on marketable securities	(34)	(3,987)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	6,322	(1,316)
Prepaid expenses and other assets—related parties	(169)	562
Accounts payable	749	(7,099)
Accounts payable—related parties	1,254	(352)
Accrued and other liabilities	7,776	(5,892)
Accrued liabilities—related parties	—	(21,209)
Other current liabilities—related party	2,520	—
Operating lease right-of-use assets	3,412	3,024
Operating lease liabilities	(3,309)	(4,247)

Net cash used by operating activities	(156,481)	(190,425)

Cash flows from investing activities
Purchases of property and equipment	(2,197)	(2,739)
Purchases of marketable securities	(428,139)	(397,772)
Proceeds from maturities of marketable securities	375,641	618,356
Proceeds from sale of property and equipment	—	82

Net cash (used by) provided by investing activities	(54,695)	217,927

Cash flows from financing activities
Proceeds from exercise of stock options	7,245	1,768
Proceeds from early exercise of unvested stock options	442	186
Repurchases of early exercised stock options	(23)	(148)
Proceeds from issuance of Series D redeemable convertible preferred stock, net	231,861	—
Repayments of borrowings from finance lease	(812)	(1,141)
Payment of deferred offering costs	(593)	(779)

Net cash provided by (used by) financing activities	238,120	(114)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	31	(2)

Net increase in cash, cash equivalents, and restricted cash	26,975	27,386
Cash, cash equivalents and restricted cash—beginning of period	144,417	96,724

Cash, cash equivalents and restricted cash—end of period	$171,392	$124,110

Represented by:
Cash and cash equivalents	$166,815	$122,882
Restricted cash	4,577	1,228

Total	$171,392	$124,110

Supplemental cash flow information:
Cash paid for interest	$12	$72
Supplemental disclosure of non-cash activities:
Property and equipment included in accounts payable and accrued liabilities	4,271	240
Right-of-use assets obtained in exchange for new operating lease liabilities	21,074	—
Vesting of early exercised stock options	1,259	1,189
Deferred offering costs included in accrued liabilities	1,420	997

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GRAIL, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

GRAIL, Inc. (“GRAIL” or the “Company”) was incorporated in the State of Delaware in September 2015 and began operations as a stand-alone entity in February 2016. GRAIL is a healthcare company focused on developing technologies for early cancer detection. The Company is headquartered in Menlo Park, California.

Since inception, the Company has incurred losses from operations. The Company incurred losses from operations of $81.3 million and $64.6 million for the three months ended September 30, 2020 and 2019, respectively, and $220.4 million and $188.0 million for the nine months ended September 30, 2020 and 2019, respectively. The Company had an accumulated deficit of $1.5 billion as of September 30, 2020. The Company has not yet launched a commercial product and may never develop a product that will generate revenues, including in amounts that will be sufficient to fund operations. Accordingly, the Company has been dependent on its ability to raise capital through equity issuances.

The Company had $634.6 million of cash, cash equivalents, and marketable securities at September 30, 2020. Based on the Company’s business plans, management believes that this is sufficient to meet its obligations for at least 12 months from the issuance date of these unaudited condensed consolidated financial statements.

Illumina Transaction

On September 20, 2020, the Company entered into an Agreement and Plan of Merger with Illumina, Inc. (“Illumina”), SDG Ops, Inc., a wholly-owned subsidiary of Illumina, and SDG Ops, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Illumina (the “Merger Agreement”) pursuant to which Illumina will acquire the Company for $8 billion upon closing of the transaction, consisting of $3.5 billion in cash and $4.5 billion in shares of Illumina common stock, subject to a collar. In addition, stockholders of the Company will receive contingent value rights (“CVR”) to receive future payments representing a pro rata portion of certain revenues related to the Company over a twelve-year period. This will reflect a 2.5% payment right to the first $1 billion of revenue and a 9% payment right to revenues exceeding $1 billion during the same period each year for 12 years. Illumina will offer Company stockholders the option to receive additional cash and/or stock consideration, in an amount to be determined prior to closing, in lieu of the CVR. If the transaction is not consummated on or prior to December 20, 2020, the Merger Agreement provides that Illumina will make cash payments to the Company in the amount of $35 million each month prior to the closing date of the transaction, commencing on December 21, 2020 until the earlier of (1) the closing date of the transaction or (2) the termination of the transaction (“Continuation Payments”).

Completion of the transaction is subject to terms and conditions set forth in the Merger Agreement, including (i) the receipt of required approvals from Company’s stockholders, (2) the receipt of required regulatory approvals, including the expiration or termination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Act, as amended (the “HSR Act”), (3) the absence of any law, whether temporary, preliminary or permanent, which is then in effect and has the effect of enjoining, restraining, prohibiting or otherwise preventing consummation of the transactions, (4) the effectiveness of the Registration Statement to be filed by Illumina (together with all amendments thereto, the “Registration Statement”), pursuant to which the shares of Illumina common stock to be issued in connection with the transactions will be registered with the Securities and Exchange Commission, and

(5) the authorization for listing on NASDAQ of the shares of Illumina common stock to be issued in connection with the transactions. The United States Federal Trade Commission (“FTC”) has been notified about the Merger and it is under review by the FTC.

No assurance can be given that the required regulatory approvals will be obtained or that the required conditions to closing will be satisfied, and, even if all such approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals. The Merger Agreement contains certain termination rights for each of the Company and Illumina, including a termination right for each of the Company and Illumina if the consummation of the merger does not occur on or before September 20, 2021, subject to a three-month extension for certain limited purposes in connection with obtaining certain required regulatory clearances. Upon termination of the Merger Agreement under specified circumstances, Illumina would be required to pay the Company a termination fee of $300 million and make an additional $300 million investment in the Company in exchange for shares of non-voting Company preferred stock, subject to certain terms and conditions. In the event that the Merger Agreement is terminated, with respect to all Continuation Payments in excess of $315 million, Illumina will make an investment in the Company in exchange of shares of non-voting Company preferred stock, subject to certain terms and conditions.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The condensed consolidated financial statements as of September 30, 2020 and December 31, 2019 and for the three and nine months ended September 30, 2020 and 2019 include the accounts of GRAIL, Inc. and its wholly-owned subsidiaries. The condensed consolidated financial statements are prepared in accordance with United States Generally Accepted Accounting Principles (U.S. GAAP). All intercompany balances and transactions have been eliminated on consolidation.

Unaudited Condensed Consolidated Financial Statements

The condensed consolidated balance sheet as of September 30, 2020 and the condensed consolidated statements of operations, of comprehensive loss, of cash flows, and of redeemable convertible preferred stock and stockholders’ deficit for the three and nine months ended September 30, 2020 and 2019 are unaudited. The unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect, in the opinion of management, all adjustments of a normal and recurring nature that are necessary for the fair statement of the Company’s financial position as of September 30, 2020 and its results of operations and cash flows for the three and nine months ended September 30, 2020 and 2019. The financial data and the other financial information disclosed in these notes to the condensed consolidated financial statements related to the three and nine months ended September 30, 2020 and 2019 are also unaudited. The condensed consolidated results of operations for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any other future annual or interim period. The condensed consolidated balance sheet as of December 31, 2019 included herein was derived from the audited consolidated financial statements as of that date, but does not include all disclosures required by U.S. GAAP. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2019.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of expenses in the condensed consolidated financial statements and accompanying notes. On an ongoing basis, management evaluates its estimates, including those related to accrued clinical studies and research and development expenses, stock-based compensation expense, useful lives of intangible assets and property and equipment, determination of incremental borrowing rate for operating leases, and the provision for income taxes.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and marketable securities.

Substantially all the Company’s cash and cash equivalents are deposited in accounts with four accredited financial institutions that management believes are of high-credit quality. Such deposits have and will continue to exceed federally insured limits. The Company has not experienced any losses on its cash deposits.

The Company’s investment policy limits investments to certain types of securities issued by the U.S. government and its agencies and institutions with investment-grade credit ratings and places restrictions on maturities and concentration by type and issuer. The Company is exposed to credit risk in the event of a default by the financial institutions holding its cash, cash equivalents, and marketable securities, and by issuers of marketable securities to the extent recorded on the consolidated balance sheets. As of September 30, 2020, the Company had no off-balance sheet concentrations of credit risk.

Risks and Uncertainties

The Company is in the research and discovery stage and may never develop a product that will generate revenues, including in amounts that will be sufficient to fund operations. The market for which the Company is developing products is highly competitive and rapidly changing. Difficulties or delays in the Company’s clinical studies, delays in planned commercial launch of the Company’s products, potential complications with the Company’s sole suppliers, complex regulatory regimes, regulatory issues and other factors could negatively impact the Company’s operating results.

The Company may need to raise additional equity or debt financing to fund future operations that may not be available at terms acceptable to the Company, if at all. If the Company does not successfully commercialize its products in development, it will be unable to generate revenue from product sales or achieve profitability.

In December 2019, a novel strain of coronavirus (COVID-19) was reported in Wuhan, China and has since become a global pandemic. The COVID-19 pandemic poses the risk that the Company, its personnel and other partners may be prevented from conducting business activities for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. The ongoing COVID-19 pandemic has delayed anticipated completion of the Company’s clinical studies, as the Company had to suspend enrollment of the studies during the nine months ended September 30, 2020. As of the date of issuance of these unaudited condensed consolidated financial statements, the Company is not aware of any specific event or circumstance related to COVID-19 that would require it to update its estimates or judgments or adjust the carrying value of its assets or liabilities. Actual results could differ from those estimates and any such differences may be material to the consolidated financial statements. The extent to which the coronavirus outbreak may materially impact the Company’s financial condition, liquidity, or results of operations is uncertain.

The Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) was enacted by the United States on March 27, 2020. The Company is continuing to analyze the impact of the CARES Act. The CARES Act did not have a material impact on the Company’s provision for income taxes for the three and nine months ended September 30, 2020.

Significant Accounting Policies

There have been no material changes in the Company’s accounting policies from those disclosed in the audited consolidated financial statements and related notes thereto as of and for the year ended December 31, 2019.

Recent Accounting Pronouncements

Accounting Standards Update (ASU) 2016-13 and 2020-03, collectively implemented as Financial Accounting Standards Board (FASB) Accounting Standards Codification 326, Financial Instruments—Credit Losses (Topic 326), provides amended guidance for measuring current expected credit loss. In June 2016, FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326). ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. On January 1, 2020, the Company adopted Topic 326 using a modified retrospective approach, which had no material impact on the Company’s condensed consolidated financial statements. In March 2020, the FASB issued ASU 2020-03, Codification Improvements to Financial Instruments, which makes improvements to financial instruments guidance. The adoption of this ASU did not have a material impact on the Company’s condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. The ASU improves the effectiveness of fair value measurements disclosures and modifies the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements, including the consideration of costs and benefits. On January 1, 2020, the Company adopted Topic 820. The adoption of this ASU did not have a material impact on the Company’s condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40), Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. ASU 2018-15 amended guidance to align the accounting for costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing costs associated with developing or obtaining internal-use software. Capitalized implementation costs must be expensed over the term of the hosting arrangement and presented in the same line item in the statement of income as the fees associated with the hosting element (service) of the arrangement. The Company adopted ASU 2018-15 as of January 1, 2020 on a prospective basis, and the adoption of this ASU did not have a material impact on the Company’s condensed consolidated financial statements.

NOTE 3. BALANCE SHEET COMPONENTS

Property and Equipment, Net

Property and equipment, net consisted of the following:

	Useful Life (In Years)	As of September 30, 2020	As of December 31, 2019
		(in thousands)
Laboratory equipment	3 to 5	23,566	$23,157
Computer hardware	3 to 5	5,711	4,994
Computer software	3 to 5	423	257
Furniture and fixtures	5	2,246	2,021
Leasehold improvements	Lease term	22,049	21,931
Construction-in-process		4,787	215

Property and equipment, gross		58,782	52,575
Less accumulated depreciation and amortization		(34,139)	(28,150)

Total property and equipment, net		$24,643	$24,425

Included within property and equipment, net is $0.4 million and $1.3 million of laboratory equipment purchased from related parties as of September 30, 2020 and December 31, 2019, respectively.

During the three and nine months ended September 30, 2020, the Company recorded impairment charges of nil and $0.1 million relating to laboratory equipment, respectively, in research and development expenses. During the three and nine months ended September 30, 2019, primarily in connection with the decision to exit the Hong Kong facility, the Company recorded impairment charges of $0.1 million and $0.9 million relating to laboratory equipment, computer hardware and furniture and fixtures, respectively, in research and development expenses.

The Company recorded $1.7 million and $2.6 million of depreciation expense during the three months ended September 30, 2020 and 2019, respectively, and $6.0 million and $8.0 million, during the nine months ended September 30, 2020 and 2019, respectively. For more information on the finance leases, see Note 6, Leases.

Accrued Liabilities

Accrued liabilities consist primarily of amounts owed to vendors, employees, and professional service firms.

Accrued liabilities consisted of the following:

	As of
	September 30, 2020	December 31, 2019
	(in thousands)
Accrued compensation expenses	$18,959	$14,889
Accrued legal and professional expenses	10,050	4,306
Accrued clinical studies expenses	4,807	5,119
Accrued research and development expenses	3,160	3,494
Accrued construction-in-process	4,260	23
Accrued other expenses	3,394	3,753

Total accrued liabilities	$44,630	$31,584

NOTE 4. FAIR VALUE MEASUREMENTS

The following tables represent the fair value hierarchy for the Company’s financial assets measured at fair value on a recurring basis as of September 30, 2020 and December 31, 2019:

	As of September 30, 2020
	Level 1	Level 2	Level 3	Total
	(in thousands)
Cash equivalents:
Money market funds	$96,771	$—	$—	$96,771
Corporate debt securities	—	5,507	—	5,507
Commercial paper	—	14,497	—	14,497
Short-term marketable securities:
U.S. government treasuries	173,528	—	—	173,528
U.S. government agency securities	—	30,055	—	30,055
Corporate debt securities	—	126,255	—	126,255
Commercial paper	—	135,843	—	135,843
Long-term marketable securities:
U.S. government agency securities	—	2,064	—	2,064
Total marketable securities	173,528	294,217	—	467,745

Total	$270,299	$314,221	$—	$584,520

	As of December 31, 2019
	Level 1	Level 2	Level 3	Total
	(in thousands)
Cash equivalents:
Money market funds	$58,291	$—	$—	$58,291
Corporate debt securities	—	21,001	—	21,001
Commercial paper	—	4,988	—	4,988
Short-term marketable securities:
U.S. government treasuries	37,533	—	—	37,533
U.S. government agency securities	—	7,504	—	7,504
Corporate debt securities	—	236,234	—	236,234
Commercial paper	—	119,884	—	119,884
Long-term marketable securities:
Corporate debt securities	—	5,435	—	5,435
U.S. government agency securities	—	8,498	—	8,498

Total marketable securities	37,533	377,555	—	415,088

Total	$95,824	$403,544	$—	$499,368

NOTE 5. MARKETABLE SECURITIES

All marketable securities as of September 30, 2020 and December 31, 2019 are considered available-for-sale, and the amortized costs, unrealized holding gains or losses, and the fair values of the Company’s marketable securities by major security type are summarized in the tables below:

	As of September 30, 2020
	Amortized Cost	Unrealized Holding Gains	Unrealized Holding Losses	Aggregate Fair Value
	(in thousands)
Cash equivalents:
Money market funds	$96,771	$—	$—	$96,771
Corporate debt securities	5,509	—	(2)	$5,507
Commercial paper	14,497	—	—	$14,497

Total cash equivalents	116,777	—	(2)	116,775

Short-term marketable securities:
U.S. government treasuries	173,431	97	—	$173,528
U.S. government agency securities	30,046	9	—	30,055
Corporate debt securities	125,975	285	(5)	126,255
Commercial paper	135,843	—	—	135,843

Total short-term marketable securities	465,295	391	(5)	465,681

Long-term marketable securities:
U.S. government agency securities	2,064	—	—	2,064
Total long-term marketable securities	2,064	—	—	2,064

Total marketable securities	$584,136	$391	$(7)	$584,520

	As of December 31, 2019
	Amortized Cost	Unrealized Holding Gains	Unrealized Holding Losses	Aggregate Fair Value
	(in thousands)
Cash equivalents:
Money market funds	$58,291	$—	$—	$58,291
Corporate debt securities	21,001	—	—	21,001
Commercial paper	4,988	—	—	4,988

Total cash equivalents	$84,280	$—	$—	$84,280

Short-term marketable securities:
U.S. government treasuries	37,497	37	(1)	37,533
U.S. government agency securities	7,499	5	—	7,504
Corporate debt securities	236,012	259	(37)	236,234
Commercial paper	119,884	—	—	119,884

Total short-term marketable securities	$400,892	$301	$(38)	$401,155

Long-term marketable securities:
Corporate debt securities	5,439	—	(4)	5,435
U.S. government agency securities	8,500	—	(2)	8,498

Total long-term marketable securities	$13,939	$—	$(6)	13,933

Total marketable securities	$499,111	$301	$(44)	$499,368

Interest income related to the Company’s cash equivalents and available-for-sale investments included in interest income, net, was $1.0 million and $2.7 million for the three months ended September 30, 2020 and 2019, respectively, and $4.9 million and $9.3 million for the nine months ended September 30, 2020 and 2019, respectively.

The following table summarizes the maturities of the Company’s available for sale securities, excluding cash equivalents, by contractual maturity, as of September 30, 2020.

	As of September 30, 2020
	Amortized Cost	Aggregate Fair Value
(in thousands)	(in thousands)
Mature in less than one year	$465,295	$465,681
Mature in one to two years	2,064	2,064

Total	$467,359	$467,745

The following table summarizes the Company’s available-for-sale securities that were in a continuous unrealized loss position for less than 12 months as of September 30, 2020 and December 31, 2019.

	As of
	September 30, 2020		December 31, 2019
	Aggregate Fair Value	Aggregate Unrealized Losses	Aggregate Fair Value	Aggregate Unrealized Losses
(in thousands)	(in thousands)
U.S. government treasuries	$—	$—	$7,542	$(1)
U.S. government agency securities	—	—	8,498	(2)
Corporate debt securities	9,274	(5)	62,395	(41)

Total	$9,274	$(5)	$78,435	$(44)

As of September 30, 2020 and December 31, 2019, some of the Company’s marketable securities were in an unrealized loss position. The Company held a total of 12 and 23 positions, which were in an unrealized loss position as of September 30, 2020 and December 31, 2019, respectively. The Company determined that no credit losses exist as of September 30, 2020 and December 31, 2019 because the change in market value for those securities related primarily to interest rate shifts rather than significant changes in the underlying credit quality of the securities that it holds. The Company has the ability to hold all marketable securities that have been in a continuous loss position until maturity or recovery.

The Company’s short-term marketable securities have an effective maturity date of less than 12 months, and the long-term marketable securities have an effective maturity date of greater than 12 months and less than 16 months.

NOTE 6. LEASES

The Company has entered into operating and finance leases for facilities and research and development equipment. As of September 30, 2020, the Company does not have any remaining finance leases. Operating leases have remaining lease terms which range from 2 years to 13 years, and often include one or more options to renew. These renewal terms can extend the lease term from 1 to 5 years and are included in the lease term when it is reasonably certain that the Company will exercise the option. One lease provides the option to terminate the lease under certain conditions with three months’ notice. The Company does not expect to exercise this termination option. The exercise of lease renewal and termination options is at the Company’s sole discretion. The Company also has variable lease payments that are primarily comprised of common area maintenance and utility charges.

During the nine months ended September 30, 2019, in connection with the decision to exit its Hong Kong facility, the Company recorded impairment charges of $1.3 million in research and development expenses relating to operating lease right-of-use assets (ROU assets). No impairment charges were recorded for the three months ended September 30, 2019.

In June 2020, the Company entered into a new agreement to lease approximately 200,000 square feet of laboratory and office space in North Carolina, which commenced in September 2020 for a term of 12.5 years with three five-year renewal options. Upon commencement, the Company recognized an operating lease ROU asset of $20.2 million and an operating lease liability of $20.2 million. The total estimated aggregate base rent payments, excluding the renewal options and any tenant improvement allowances, for the North Carolina laboratory and office space are $86.6 million.

Supplemental cash flow information related to leases was as follows:

	September 30, 2020	September 30, 2019
	(in thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$5,462	$6,013
Financing cash flows from finance leases	812	1,141
Right-of-use assets obtained in exchange for new operating lease liabilities	21,074	—

The components of lease expense were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Operating lease cost	$2,136	$1,753	$5,653	$5,466
Finance lease cost
Amortization of leased assets	—	—	—	32
Interest on lease liabilities	—	41	12	97
Short-term lease cost	21	—	223	—
Variable lease cost	794	846	2,207	2,649

Total lease cost	$2,951	$2,640	8,095	$8,244

	As of
	September 30, 2020	December 31, 2019
	(in thousands)
Weighted-average remaining lease term (years):
Operating lease	8.7	6.9
Finance lease	—	0.5
Weighted-average discount rate:
Operating leases	7.0%	7.0%
Finance leases	—	5.1%

As of September 30, 2020, the maturities of the Company’s operating lease liabilities were as follows:

As of September 30, 2020	Amount (in thousands)
2020	$1,196
2021	10,265
2022	12,208
2023	12,324
2024	14,486
Thereafter	83,629

Total undiscounted lease payments	134,108
Less: Imputed interest	(39,779)
Less: Tenant improvement allowance*	(35,322)

Total operating lease liabilities	$59,007

(*)	Tenant improvement allowance is estimated to be received as follows: approximately $8.5 million in 2020, $15.0 million in 2021, $3.9 million in 2023 and $7.9 million in 2024, respectively.

As of September 30, 2020, the Company does not have additional operating and finance leases that have not yet commenced.

NOTE 7. COMMITMENTS AND CONTINGENCIES

See Note 6 for a summary of the Company’s lease commitments. As of September 30, 2020, the Company’s future commitments over the next five years and thereafter were as follows:

	Minimum Royalties	Purchase Commitments	Total
		(in thousands)
2020*	$—	$3,021	$3,021
2021	570	—	570
2022	575	—	575
2023	1,075	—	1,075
2024	1,075	—	1,075
Thereafter	6,750	—	6,750

Total commitments	$10,045	$3,021	$13,066

(*)	Excluding the nine months ending September 30, 2020.

Minimum Royalty Commitments

The Company has certain minimum royalty commitments under licensing agreements related to its research efforts.

Purchase Commitments

The Company has open purchase orders primarily related to the purchase of laboratory supplies in the normal course of business.

Contingencies

The Company responds to claims arising in the ordinary course of business. If necessary, the Company will accrue estimates of the amounts it expects to pay upon resolution of such matters, and such amounts will be included in other current liabilities. Should the Company not be able to secure the terms it expects, these estimates may change and will be recognized in the period in which they are identified.

Legal Matters

The Company is subject to various claims, complaints, and legal actions that arise from time to time. The Company does not believe it is a party to any currently pending or threatened legal proceedings that will result in a material adverse effect on its business. There can be no assurance that existing or future legal proceedings arising in the ordinary course of business or otherwise will not have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.

Indemnification

The Company has agreed to indemnify its directors and officers for certain events or occurrences while the director or officer is, or was serving, at the Company’s request in such capacity. The indemnification period covers all pertinent events and occurrences during the director’s or officer’s service. The maximum potential amount of future payments the Company could be required to make under the applicable indemnification agreements is not specified in the agreements; however, the Company has director and officer insurance coverage that reduces its exposure and enables the Company to recover a portion of any future amounts paid. The Company believes the estimated fair value of these indemnification agreements in excess of applicable insurance coverage is minimal.

The Company enters into standard indemnification arrangements in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in connection with any trade secret, copyright, patent or other intellectual property infringement claim by any third party with respect to the Company’s technology. The term of these indemnification agreements is generally perpetual after the execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these arrangements is not determinable. The Company has not incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal.

NOTE 8. COMMON STOCK

The Company has two classes of common stock: Class A and Class B. The voting rights per share of Class A and Class B are 1:1 and 10:1, respectively. Common stockholders are entitled to dividends when and if declared by the board of directors subject to the prior rights of the preferred stockholders. As of September 30, 2020, no dividends have been declared. The shares of Class B common stock are convertible into shares of Class A common stock at a ratio of 0.44 shares of Class A common stock to 0.42 shares of Class B common stock.

As of September 30, 2020 and December 31, 2019, the Company has reserved shares of Class A common stock for issuance upon conversion of the redeemable convertible preferred stock, exercise of options and vesting of restricted stock units. No shares of Class B common stock have been reserved. The Company has reserved shares of Class A common stock, on an as converted basis, for issuance as follows:

	As of September 30, 2020	As of December 31, 2019
	(in thousands)
Conversion of Series A redeemable convertible preferred stock	85,000	85,000
Conversion of Series B redeemable convertible preferred stock	309,257	309,257
Conversion of Series C redeemable convertible preferred stock	63,145	63,145
Conversion of Series D redeemable convertible preferred stock	76,744	31,323
Conversion of Class B common stock	26,179	26,179
Options and awards outstanding for the 2016 Equity Incentive Plan	100,076	94,300
Non-Plan Incentive Awards	26,525	26,525
Reserved for future grants	6,868	23,717

Total	693,794	659,446

NOTE 9. REDEEMABLE CONVERTIBLE PREFERRED STOCK

The following tables represent the redeemable convertible preferred stock as of September 30, 2020 and December 31, 2019:

	As of September 30, 2020
	Shares Authorized	Original Issuance Price	Shares Issued and Outstanding	Net Proceeds	Liquidation Value
	(in thousands, except share and per share data)
Series A	85,000,000	1.0000	85,000,000	$120,000	$85,000
Series B	309,256,591	4.0085	309,256,591	1,085,404	1,239,655
Series C	63,144,600	4.7510	63,144,600	299,557	300,000
Series D	76,743,836	5.1080	76,743,836	391,697	392,008

Total	534,145,027		534,145,027	$1,896,658	$2,016,663

	As of December 31, 2019
	Shares Authorized	Original Issuance Price	Shares Issued and Outstanding	Net Proceeds	Liquidation Value
	(in thousands, except share and per share data)
Series A	85,000,000	1.0000	85,000,000	$120,000	$85,000
Series B	309,256,591	4.0085	309,256,591	1,085,404	1,239,655
Series C	63,144,600	4.7510	63,144,600	299,557	300,000
Series D	48,942,833	5.1080	31,323,413	159,836	160,000

Total	506,344,024		488,724,604	$1,664,797	$1,784,655

During the fourth quarter of 2019, the Company issued 31,323,413 shares of Series D redeemable convertible preferred stock for gross proceeds of $160.0 million, less $0.2 million of issuance costs. The Series D redeemable convertible preferred stock has substantially similar terms as the Company’s Series A, B, and C redeemable convertible preferred stock except that it has a liquidation preference of $5.108 per share.

During the nine months ended September 30, 2020, the Company issued 45,420,423 additional shares of Series D redeemable convertible preferred stock for gross proceeds of $232 million less $0.1 million of issuance costs. No additional shares of Series D redeemable convertible preferred stock were issued during the three months ended September 30, 2020. The Series D redeemable convertible preferred stock has substantially similar terms as the Company’s Series A, Series B and Series C redeemable convertible preferred stock except that it has a liquidation preference of $5.108 per share, respectively.

Redemption

As of September 30, 2020 and December 31, 2019, the Company classified the convertible preferred stock as redeemable on the consolidated balance sheets. Upon the occurrence of certain change-in-control events that may be outside the Company’s control, including liquidation, sale, or transfer of the Company, holders of the convertible preferred stock could cause a redemption of their stock for cash. The preferred stock does not have a mandatory redemption date.

Conversion

Each share of preferred stock is convertible, at the option of the holder, according to a conversion ratio, which is subject to adjustment for dilutive share issuances as described in the next paragraph.

The total number of shares of common stock into which the preferred stock may be converted is determined by dividing the then-applicable conversion price by the initial conversion price. The preferred stock automatically converts into shares of Class A common stock at the then-applicable conversion price in the event of an underwritten public offering of shares of common stock with aggregate gross proceeds of no less than $150 million (Qualifying IPO), provided that, prior to April 17, 2022 (24 months after the Series D extension closing), such automatic conversion shall also require either (i) the per share price of the Qualifying IPO to be at least $5.108 per share (i.e., the Series D preferred stock original issue price) or (ii) the vote of the holders of a majority of the combined Series C and D preferred stock. The preferred stock also automatically converts into shares of Class A common stock at the then-applicable conversion price upon the vote of a majority of the holders of preferred stock and, if prior to April 17, 2022, the vote of the holders of two-thirds of the combined Series C and D preferred stock shall also be required. As of September 30, 2020, each share of Series A, B, C, and D preferred stock was convertible into one share of Class A common stock.

Subject to certain exceptions, including issuances of shares to employees or consultants pursuant to a stock option plan approved by the board of directors and issuances of shares to lenders or strategic partners or in connection with the acquisition of a company or technology, in each case approved by the board of directors, the conversion price of each applicable series of preferred stock is subject to adjustment to prevent dilution in the event that the Company issues additional shares at a purchase price less than the then-applicable conversion price.

Dividends

Any dividends paid in any fiscal year will be paid among the holders of redeemable convertible preferred stock and common stock then outstanding based on preferences and on an if-converted basis. Dividends are noncumulative, and none were declared as of September 30, 2020 or December 31, 2019.

Voting

Each share of redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of Class A common stock into which such shares could be converted. Holders of redeemable convertible preferred stock and common stock vote as a single class.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, including a merger, acquisition, or sale of assets where the holders of common stock and preferred stock own less than a majority of the resulting voting power of the surviving entity (Liquidation Transaction), the holders of preferred stock will receive in preference to the holders of common stock, an amount per share equal to the liquidation preference, plus any accrued but unpaid dividends. After payment of the liquidation preference to the holders of the preferred stock, the remaining assets of the Company are available for distribution to the holders of common stock on a pro rata basis. The vote of a majority of the holders the preferred stock can waive the liquidation preference; provided that, prior to April 17, 2022, the vote of the holders of two-thirds of the combined Series C and D preferred stock shall also be required to waive such liquidation preference. These liquidation features cause the Series A, B, C, and D preferred stock to be classified as mezzanine equity rather than as a component of stockholders’ deficit.

NOTE 10. STOCK INCENTIVE AWARDS

The Company grants awards under the 2016 Equity Incentive Plan (2016 Plan) as well as incentive awards not under the 2016 Plan (Non-Plan Equity Incentive Awards).

2016 Equity Incentive Plan

The Company’s board of directors adopted, and its stockholders approved, the Company’s 2016 Plan in January 2016. The 2016 Plan was amended on February 6, 2017, February 27, 2017, September 18, 2019, November 21, 2019, November 25, 2019, and May 7, 2020.

As of September 30, 2020, the Company had granted options or rights to purchase 168,338,895 shares of its Class A common stock and 24,989,397 shares of its Class B common stock under the Company’s 2016 Plan, of which options or rights to purchase 100,075,726 shares of Class A common stock and no shares of Class B common stock were outstanding. As of September 30, 2020, 6,868,074 shares of Class A common stock and no shares of Class B common stock remained available for future grants. The maximum contractual term of options is generally ten years.

The Company’s 2016 Plan allows for the grant of awards in the form of: (i) incentive stock options, (ii) non-qualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; and (vi) unrestricted stock. Directors, employees, and consultants are eligible to participate in the 2016 Plan.

Stock Option Activity—A summary of all stock option activity for the 2016 Plan for the nine months ended September 30, 2020 was as follows:

		Class A
	Number of Shares Available for Grant	Number of Shares Underlying Outstanding Options	Weighted- Average Exercise Price Per Share	Weighted- Average Grant Date Fair Value Per Share	Weighted- Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
		(in thousands, except years and per share data)
Balance as of January 1, 2020	23,717	77,784	1.52		9.07	44,677
Granted	(33,448)	33,448	2.09	1.47
Exercised	—	(11,317)	0.69
Repurchased	244	—	—
Forfeited	16,355	(16,355)	1.34

Balance as of September 30, 2020	6,868	83,560	1.89		8.97	516,235

Options vested and expected to vest as of September 30, 2020	—	73,569	1.87		8.93	456,002
Options vested and exercisable as of September 30, 2020	—	20,230	1.53		8.13	132,387

Restricted Stock Unit Activity—A summary of all restricted stock units activity for the 2016 Plan for the nine months ended September 30, 2020 was as follows:

	Class A Restricted Stock Units
	Restricted Stock Units Outstanding	Weighted- Average Grant Date Fair Value Per Share
	(in thousands, except per share data)
Unvested balance as of January 1, 2020	16,516	$1.97
Granted	—	—
Vested	—	—
Forfeited	—	—

Unvested balance as of September 30, 2020	16,516	$1.97

As of September 30, 2020, there was $21.1 million of total unrecognized compensation cost related to restricted stock units granted under the Company’s 2016 Plan. That cost is expected to be recognized over a weighted-average period of 2.2 years.

Awards with Service-Based Vesting Conditions Granted under the 2016 Plan

During the nine months ended September 30, 2020 and 2019, the Company granted 28,998,127 and 44,121,159 awards with service-based conditions, respectively. During the nine months ended September 30, 2020 and 2019, the Company modified 1,450,451 and 2,961,156 options with service-based conditions from the 2016 Plan. See “Modification of Stock Options”.

Awards with Performance-Based Vesting Conditions Granted under the 2016 Plan

During the year ended December 31, 2016, the Company granted restricted stock awards of 5,714,286 shares of Class B common stock that vest upon satisfaction of performance or service-based conditions. During the nine months ended September 30, 2020, all 5,714,286 shares vested upon meeting the service-based condition.

During the year ended December 31, 2017, the Company granted options to purchase 4,180,021 shares of Class A common stock to employees that vested upon satisfaction of performance-and service-based conditions. The options vested over a period of 4 years with 25% vesting upon the first anniversary of the grant date and 1/48th vesting at the end of each month thereafter. During the year ended December 31, 2017, a performance-based condition was satisfied and as a result, vesting of one-third of these options was accelerated. During the nine months ended September 30, 2019, a second performance-based condition was satisfied and as a result, vesting of the remaining options was accelerated.

During the year ended December 31, 2018, the Company granted options to purchase 1,500,000 shares of Class A common stock that vest upon satisfaction of performance-based conditions. During the year ended December 31, 2018, 500,000 shares vested after the related performance-based condition was met. In addition, 500,000 shares were forfeited due to the related performance-based condition not being met by December 31, 2018. During the nine months ended September 30, 2020, the remaining 500,000 shares were forfeited due to the related performance-based condition not being met prior to the termination of the respective agreement.

During the year ended December 31, 2019, the Company granted options to purchase 1,743,300 of Class A common stock to one of the Company’s executives. The options will commence vesting upon meeting certain performance-based conditions, over a period of four years, with 1/48th of the total award vesting upon each monthly anniversary of the vesting commencement date. The grant date fair value per share of these options was $1.69 and the aggregate grant date fair value was $3.0 million. As of September 30, 2020, no options have been exercised, no options have vested, and no expense has been recognized for these awards as the performance-based conditions are not yet considered probable of being met.

During the year ended December 31, 2019, the Company granted options to purchase 3,506,222 of Class A common stock to two of the Company’s executives. The options will commence vesting upon the achievement of certain performance-based conditions, over a period of three years, with 1/36th vesting upon each monthly anniversary of such vesting commencement date. The grant date fair value per share of these options was $1.69 and the aggregate grant date fair value was $5.9 million. As of September 30, 2020, no options have been exercised, no options have vested, and no expense has been recognized for these awards as the performance-based conditions are not yet considered probable of being met.

During the nine months ended September 30, 2020, the Company granted options to purchase 1,700,000 shares of Class A common stock to one of the Company’s executives. The options will commence vesting upon the achievement of certain performance-based conditions, over a period of three years, with 1/36th vesting upon each monthly anniversary of such vesting commencement date. The grant date fair value per share of these options was $1.68 and the aggregate grant date fair value was $2.9 million. As of September 30, 2020, no options have been exercised, no options have vested, and no expense has been recognized for these awards as the performance-based conditions are not yet considered probable of being met.

During the nine months ended September 30, 2020, the Company granted options to purchase 750,000 shares of Class A common stock to one of the Company’s executives. The options will commence vesting upon meeting certain performance-based conditions, over a period of two years, with 25% vesting upon the vesting commencement date, and 3.125% vesting upon each monthly anniversary of such vesting commencement date. The grant date fair value per share of these options was $1.68 and the aggregate grant date fair value was $1.3 million. As of September 30, 2020, no options have been exercised, no options have vested, and no expense has been recognized for these awards as the performance-based conditions are not yet considered probable of being met.

During the nine months ended September 30, 2020, the Company granted options to purchase 2,000,000 shares of Class A common stock to one of the Company’s executives. Of these awards, 1,000,000 will commence vesting upon the achievement of certain performance-based conditions, over a period of three years, with 1/36th vesting on the monthly anniversary of the vesting commencement date. The remaining 1,000,000 awards vest over a period of a year, with 50% vesting upon the achievement of certain performance-based conditions and the remainder 50% vesting upon the first anniversary of such vesting commencement date. The grant date fair value per share of these options was $1.74 and the aggregate grant date fair value was $3.5 million. As of September 30, 2020, no options have been exercised, no options have vested, and no expense has been recognized for these awards as the performance-based conditions are not yet considered probable of being met.

Awards with Performance-and Market-Based Vesting Conditions Granted under the 2016 Plan

During the year ended December 31, 2018, the Company granted options to purchase 4,883,947 shares of Class A common stock that vest upon satisfaction of performance-and market-based conditions. The performance-based condition is satisfied upon the Company successfully executing an IPO of the Company’s common stock and achieving certain performance conditions. The market-based condition is satisfied upon the Company maintaining certain market capitalization levels after the IPO. For these options, the Company uses a Monte Carlo simulation to determine the fair value at the grant date and the implied service period. As of September 30, 2020, 4,562,445 shares have been forfeited.

Non-Plan Incentive Awards

During the year ended December 31, 2016, the Company granted restricted stock awards of 1,125,000 shares of Class A common stock outside of the 2016 Plan. Of these awards, 1,000,000 will vest over a period of 4 years with 1/48th vesting on the monthly anniversary of the grant date with the exception of accelerating events relating to certain performance-based conditions. The remaining 125,000 awards vest over a period of 4 years with 25% vesting upon the first anniversary of the grant date and 1/48th vesting at the end of each month thereafter. During the nine months ended September 30, 2020 and 2019, 135,417 and 210,937 of these awards vested, respectively. As of September 30, 2020, these awards are fully vested.

During the year ended December 31, 2018, the Company granted 28,683,500 options to purchase Class A common stock outside of the 2016 Plan to two of the Company’s executives. Of these options,

21,453,125 vest over a period of 4 years with 25% vesting upon the first anniversary of the grant date and 1/48th vesting at the end of each month thereafter. The grant date fair value per share was $0.45 and the aggregate grant date fair value was $9.7 million. During the nine months ended September 30, 2019, 8,279,501 of these options were forfeited. As of September 30, 2020, 476,191 of these options had been early exercised. During the nine months ended September 30, 2019, the remaining 7,230,375 options related to performance-and market-based conditions were cancelled.

During the nine months ended September 30, 2019, the Company granted restricted stock units of 13,827,568 shares of Class A common stock outside of the 2016 Plan. These units have an expiration term of 10 years and they vest over a period of 3 years with 67% vesting upon the second anniversary of the vesting start date and the remaining 33% vesting on the third anniversary of the vesting start date. The weighted-average grant date fair value per share for these units was $1.92 and the aggregate grant date fair value was $26.5 million.

During the nine months ended September 30, 2019, the Company modified 10,658,214 options granted outside of the 2016 Plan with service-based conditions. See “Modification of Stock Options”.

The Non-Plan Incentive options outstanding as of September 30, 2020 had a weighted-average exercise price of $0.93 per share.

Early Exercise of Stock Options

Certain options granted under the 2016 Plan and Non-Plan Incentive Awards have been early exercised. The unvested shares are subject to a repurchase right held by the Company at the original purchase price. The proceeds initially are recorded as a liability for early exercise of unvested options and reclassified to additional paid-in capital as the repurchase right lapses.

The Company issued 302,667 and 223,668 shares of common stock upon the early exercise of options during the nine months ended September 30, 2020 and 2019, respectively, for total exercise proceeds of $0.4 million and $0.2 million, respectively.

Shares Subject to Repurchase

As of September 30, 2020, 570,925 shares held by employees and directors were subject to the Company’s right of repurchase at an aggregate price of $0.7 million.

Modification of Stock Options

During the nine months ended September 30, 2019, the Company entered into agreements with nine employees, as a result of which the terms of certain of their service-based options to purchase shares of Class A common stock were modified. As a result of these modifications, the vesting of 6,126,145 options were accelerated as of the date of the agreements, and 13,462,736 of the vested options had their exercise period extended. The Company accounted for the changes to the options as modifications, and the fair value of their service-based options was increased by $8.8 million which was recorded as an incremental expense during the nine months ended September 30, 2019.

During the nine months ended September 30, 2020, the Company entered into agreements with four employees, as a result of which the terms of certain of their service-based options to purchase shares of Class A common stock were modified. As a result of these modifications, the vesting of 70,578 options were accelerated as of the date of the agreements, and 1,443,623 of the vested options had their exercise period extended. The Company accounted for the changes to the options as modifications, and the fair value of their service-based options was increased by $0.3 million which was recorded as an incremental expense during the nine months ended September 30, 2020.

Stock-Based Compensation Expense

The following table is a summary of stock-based compensation expense recognized for the three and nine months ended September 30, 2020 and 2019 for employees and non-employees for both the 2016 Plan and Non-Plan Incentive Awards:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Research and development	$1,964	$865	$4,921	2,460
Research and development—related parties	90	34	120	101
Marketing	668	75	1,898	88
General and administrative	7,624	9,130	27,354	15,134

Total stock-based compensation expense	$10,346	$10,104	$34,293	$17,783

As of September 30, 2020, the total unrecognized stock-based compensation expense for awards that contain service-based conditions for both the 2016 Plan and Non-Plan Incentive Awards was $100.6 million, which is expected to be recognized over a weighted-average period of approximately 2.76 years. As of September 30, 2020, the total unrecognized stock-based compensation expense for awards that contain only performance-based or performance-and market-based conditions for both the 2016 Plan and Non-Plan Incentive Awards was $16.5 million.

Liability-Classified Awards with Performance-and Market-Based Vesting Conditions Granted under the 2016 Plan

In February 2016, the Company entered into an agreement with a former executive officer pursuant to which he was eligible to receive $10.0 million in incentive awards. During the nine months ended September 30, 2020, these incentive awards were forfeited.

In October 2017, the Company entered into a transition agreement with the vice chairperson of the board of directors. Under the transition agreement, the individual was eligible to receive up to $130.0 million in incentive awards. During the nine months ended September 2020, the transition agreement was modified. The modification changed the performance-based conditions and the market-based conditions were eliminated. See “Liability-Classified Awards with Performance-Based Vesting Conditions Granted under the 2016 Plan”.

In June 2018, the Company entered into a separation agreement with a former executive. Under the agreement, the individual was eligible to receive up to $8.0 million in incentive awards. During the nine months ended September 30, 2020, these incentive awards were forfeited.

As of September 30, 2020 and September 30, 2019, the Company had not recognized any compensation expense associated with these awards as the achievement of the performance-and market-based conditions was not deemed to be probable.

Liability-Classified Awards with Performance-Based Vesting Conditions Granted under the 2016 Plan

During the nine months September 2020, the Company modified the transition agreement with the vice chairperson of the board of directors, and the under the new agreement, he is eligible to receive up to $78.0 million in incentive awards.

The incentive awards for the vice chairperson of the board of directors are granted subject to the respective individual’s continued service to the Company. The awards are earned upon the satisfaction of certain performance-based conditions based on cumulative net revenues in any period of four consecutive quarters.

The above incentive awards for the vice chairperson of the board of directors will be paid, at the Company’s election, in fully vested shares of Class B common stock (or securities into which the Class B common stock has previously been converted) or in cash. The dollar value of these incentive awards is based on the achievement of the performance-based conditions described above. The number of shares is variable based on the per-share valuation at the time the performance-based conditions are met. Accordingly, these awards are accounted for as liability-classified awards, and, once the related performance-based conditions are deemed to be probable, the liability will be remeasured at fair value on each reporting date until the awards vest.

As of September 30, 2020, the Company had not recognized any compensation expense associated with these awards as the achievement of the performance-based condition was not deemed to be probable.

NOTE 11. RELATED-PARTY TRANSACTIONS

Illumina Agreements

Beginning May 4, 2020, Mostafa Ronaghi has served as a member of the Company’s board of directors. Dr. Ronaghi was also the Chief Technology Officer of Illumina, Inc. (Illumina) through May 2020 and is currently the Senior Vice President of Entrepreneurial Development of Illumina. Illumina is a principal owner of the Company and is a major supplier of the Company’s reagents and capital equipment. On September 20, 2020, the Company entered into an Agreement and Plan of Merger with Illumina, Inc., SDG Ops, Inc., a wholly-owned subsidiary of Illumina, and SDG Ops, LLC, a Delaware limited liability company and a wholly owned subsidiary of Illumina (the “Merger Agreement”) pursuant to which Illumina will acquire the Company. Refer to Note 1 for additional details.

In January 2019, pursuant to the Company’s supply and commercialization with Illumina, which was entered into in January 2016 and subsequently amended in September 2017, the Company paid Illumina $15.0 million related to its data delivery requirements under a supply and commercialization agreement with Illumina. In February 2019, pursuant to the terms of the Company’s supply and commercialization agreement with Illumina, the Company entered into two separate non-exclusive and non-sublicensable license agreements with Illumina. Under these license agreements, the Company sublicensed to Illumina rights to patents and technology in-licensed from other collaboration partners. Under these license agreements, Illumina is required to pay the Company (i) initial aggregate licensing fees of $50,000 and (ii) annual minimum aggregate royalties of $50,000, increasing by $10,000 annually to a max of $100,000, and (iii) running royalties in the low percentages of net sales of products utilizing in-licensed technology. In addition, one of the license agreements include a milestone of $50,000 tied to the first commercial sale of a product covered by a licensed patent. During the nine months ended September 30, 2019, Illumina paid the Company $0.2 million associated with licensing fees, minimum royalties, and achievement of the milestone. No amounts were paid by Illumina during the three or nine months ended September 30, 2020.

Transactions with Illumina under a supply and commercialization agreement as well as for limited services rendered by Illumina on the Company’s behalf that have been reflected in the condensed consolidated financial statements are as follows:

	As of
	September 30, 2020	December 31, 2019
	(in thousands)
Prepaid service arrangements	$738	$567
Property and equipment, net	281	1,252
Accounts payable	1,390	151

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Research and development	$2,873	$3,085	$6,936	$7,143

Dr. Klausner Consulting Agreement

Effective May 2016, the Company entered into a consulting agreement with Richard Klausner, M.D. Dr. Klausner is: (i) a member of the board of directors of the Company; and (ii) has performed advisory consulting services. The compensation under the consulting agreement consists of options to purchase 876,000 shares of Class A common stock at an exercise price of $0.23 per share that were granted in 2016 and reimbursement of certain out of pocket expenses. In May 2018, in connection with Dr. Klausner’s consulting service, the Company granted him additional options to purchase 450,000 shares of Class A common stock at an exercise price of $1.74 per share. In August 2020, in connection with Dr. Klausner’s consulting agreement, the Company granted him options to purchase 1,400,000 shares of Class A common stock at an exercise price of $2.09 per share.

Agilent Arrangements

Since August 2018, Hans Bishop has served as a member of the Company’s board of directors. During June 2019, Mr. Bishop was appointed as the Company’s chief executive officer. Mr. Bishop is also on the board of directors of Agilent Technologies, Inc. (Agilent). Agilent is a supplier to the Company. During the three and nine months ended September 30, 2020, the Company placed purchase orders with Agilent pursuant to which the Company incurred $0.1 million and $0.3 million in research and development expenses, respectively. During the three and nine months ended September 30, 2019, the Company placed purchase orders with Agilent pursuant to which the Company incurred $0.1 million and $0.5 million in research and development expenses, respectively. As of both September 30, 2020 and December 31, 2019, $0.1 million of property and equipment that the Company purchased from Agilent is reflected in the condensed consolidated balance sheets. As of both September 30, 2020 and December 31, 2019, $0.1 million is reflected in accounts payable—related parties in the condensed consolidated balance sheets.

Collaboration Agreement with Janssen Biotech, Inc.

Johnson & Johnson UK Treasury Company Limited (J&J UK Treasury) and Janssen Biotech, Inc. (Janssen) are subsidiaries of Johnson & Johnson Inc. (J&J). As of September 30, 2020 and December 31, 2019, J&J UK Treasury was a minority stockholder of the Company. In December 2019, the Company entered into a testing resources and collaboration agreement with Janssen. In January 2020, the Company received $2.5 million in payment for services to be performed under this agreement. As of September 30, 2020, $2.5 million is reflected in other current liabilities—related party in the condensed consolidated balance sheet.

NOTE 12. NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS

The following table presents the calculation of basic and diluted net loss per share attributable to Class A and Class B common stockholders:

	Three Months Ended September 30,
	2020		2019
	Class A	Class B	Class A	Class B
	(in thousands, except share and per share data)
Numerator
Net loss	$(65,816)	$(14,564)	$(51,774)	$(8,906)

Net loss attributable to Class A and Class B common stockholders
Basic and diluted	$(65,816)	$(14,564)	$(51,774)	$(8,906)

Denominator
Weighted-average shares of Class A and Class B common stock used in computing net loss per share attributable to Class A and Class B common stockholders
Basic and diluted	112,932,610	24,989,397	106,448,884	18,311,939

Net loss per share attributable to Class A and Class B common stockholders
Basic	$(0.58)	$(0.58)	$(0.49)	$(0.49)

Diluted	$(0.58)	$(0.58)	$(0.49)	$(0.49)

	Nine Months Ended September 30,
	2020		2019
	Class A	Class B	Class A	Class B
	(in thousands, except share and per share data)
Numerator
Net loss	$(178,262)	$(38,534)	$(151,813)	$(26,067)

Net loss attributable to Class A and Class B common stockholders
Basic and diluted	$(178,262)	$(38,534)	$(151,813)	$(26,067)

Denominator
Weighted-average shares of Class A and Class B common stock used in computing net loss per share attributable to Class A and Class B common stockholders
Basic and diluted	110,574,714	23,902,327	104,206,885	17,893,184

Net loss per share attributable to Class A and Class B common stockholders
Basic	$(1.61)	$(1.61)	$(1.46)	$(1.46)

Diluted	$(1.61)	$(1.61)	$(1.46)	$(1.46)

As the Company was in a net loss position for all periods presented, basic net loss per share is the same as diluted net loss per share because the inclusion of potential shares of common stock would have been anti-dilutive. The following common stock equivalents were therefore excluded from the computation of diluted net loss per share for the periods presented:

	As of September 30,
	2020	2019
Redeemable convertible preferred stock (on an if-converted basis)	534,145,027	457,401,191
Options to purchase common stock and restricted stock units	126,600,727	101,381,330
Shares subject to repurchase	570,925	8,303,896

Total	661,316,679	567,086,417

NOTE 13. SUBSEQUENT EVENTS

The Company has reviewed and evaluated subsequent events through November 24, 2020, the date the unaudited condensed consolidated financial statements were available to be issued. In connection with the reissuance of the unaudited condensed consolidated financial statements, the Company has evaluated subsequent events through March 12, 2021, the date the unaudited condensed consolidated financial statements were available to be reissued.

In October 2020, the Company modified certain restricted stock awards that were granted to one of the Company’s executives. Under the terms of the modified award, the individual is eligible to receive 5,230,200 restricted stock awards based on the achievement of certain performance- and service-based vesting conditions.

On January 1, 2021, the number of authorized shares of common stock that may be issued under the 2016 Plan increased by 27,062,279 shares pursuant to the automatic share increase provision of the plan.

Subsequent to September 30, 2020, the Company granted 11,603,697 restricted stock units (RSUs) of Class A common stock to employees. Subject to continued service, the RSUs will generally vest upon the satisfaction of certain performance- and service-based conditions, over a period of 4 to 5 years, and had a fair market value on the grant dates of $97.3 million.

Subsequent to September 30, 2020, in accordance with the terms of the Merger Agreement, the Company received Continuation Payments totaling $105 million in cash from Illumina in December 2020, January 2021 and February 2021.